EX-99.B(j)-ggconst

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 2-96520 of United Gold & Government Fund, Inc. on Form N-1A of our report dated February 5, 1999, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are a part of such Registration Statement.




Deloitte & Touche LLP
Kansas City, Missouri
March 30, 1999